EXHIBIT 32.1
CENTERPLATE, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Centerplate, Inc. (formerly Volume Services America Holdings, Inc., the “Company”) on Form 10-Q for the quarter ended April 4, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Janet L. Steinmayer, Acting Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. sec. 1350 as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents in all material respects the financial condition and result of operations of the Company.

/s/ Janet L. Steinmayer
Janet L. Steinmayer
Chief Executive Officer
Date: May 12, 2006